Exhibit 99.5

520 U.S. HIGHWAY 22

SUITE 204

BRIDGEWATER, NJ 08807

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E88684-S96943	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FOAMIX PHARMACEUTICALS LTD.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE BELOW PROPOSALS OTHER THAN ITEM 1A. PLEASE SEE THE INSTRUCTIONS BELOW REGARDING ITEM 1A RELATED TO PROPOSAL 1.

Important Israeli instructions for Item 1A

Under the Companies Law 5759-1999, you cannot be counted towards or against the majority required for the approval of Proposal 1 (the Merger Proposal) unless you indicate “FOR” in Item 1A.

ACCORDINGLY, PLEASE BE CERTAIN TO CHECK THE BOX MARKED “FOR” IN ITEM 1A OPPOSITE TO CONFIRM THAT YOU ARE NOT MENLO, MERGE SUB, OR A MENLO RELATED PERSON. IF YOU BELIEVE THAT YOU ARE MENLO, MERGER SUB, OR A MENLO RELATED PERSON, MARK “AGAINST” IN ITEM 1A.

	For	Against	Abstain

1.  Approval and adoption of (i) the Agreement and Plan of Merger dated November 10, 2019 (as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated as of December 4, 2019, and as may be amended from time to time, the “Merger Agreement”), by and among Menlo Therapeutics Inc. (“Menlo”), Giants Merger Subsidiary Ltd., an Israeli company and a wholly-owned subsidiary of Menlo (“Merger Sub”) and Foamix Pharmaceuticals Ltd. (“Foamix”); (ii) the merger of Merger Sub with and into Foamix (the “Merger”) on the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the provisions of Sections 314-327 of the Israeli Companies Law, 5759-1999, following which Merger Sub will cease to exist, and Foamix will become a wholly-owned subsidiary of Menlo; (iii) the Merger consideration for Foamix’s shareholders, consisting of 0.5924 of a share of common stock of Menlo (subject to upwards adjustment to 1.2739 or 1.8006 shares of Menlo common stock if one or both of Menlo’s Phase III double-blinded, placebo-controlled trials, respectively, fail to demonstrate efficacy) for each ordinary share of Foamix that is issued and outstanding (other than certain excluded shares) and that will be deemed transferred to Menlo upon the Merger and, if the closing of the merger occurs on or before May 31, 2020 and the report demonstrating such trial results has not been received, one contingent stock right, as further described in the Merger Agreement; and (iv) all other transactions contemplated by the Merger Agreement, all upon the terms and subject to the conditions set forth in the Merger Agreement.

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	For	Against

1A.  By checking the box marked “FOR,” the undersigned hereby confirms that he, she, or it is not Menlo, Merger Sub, or a Menlo Related Person. A “Menlo Related Person” is (a) a person holding, directly or indirectly, either (i) 25% or more of the voting rights of Menlo or Merger Sub, or (ii) the right to appoint 25% or more of the directors of Menlo or Merger Sub, (b) a person or entity acting on behalf of Menlo, Merger Sub or a person described in subsection (a) above, or (c) one of such person’s spouse, siblings, parents, grandparents, descendants, spouse’s descendants, siblings or parents or the spouse of any such person, or a corporation controlled by any one or more of such persons or entities by Menlo or Merger Sub.

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[THIS ITEM MUST BE COMPLETED]	For	Against	Abstain

2.  Approval, on a non-binding, advisory basis, in accordance with the rules under the Securities Exchange Act of 1934, as amended, of certain compensation that may be paid or become payable to the named executive officers of Foamix in connection with the Merger and contemplated by the Merger Agreement.

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Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by dul authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE

EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF

FOAMIX PHARMACEUTICALS LTD.

TO BE HELD ON FEBRUARY 6, 2020

The proxy statement and proxy card

are available at http://investors.foamix.com/sec-filings

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FOLD HERE AND SEPARATE • INSERT IN ENVELOPE PROVIDED	E88685-S96943

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOAMIX PHARMACEUTICALS LTD.

PROXY FOR EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON FEBRUARY 6, 2020

The undersigned shareholder of Foamix Pharmaceuticals Ltd. (the “Company” or “Foamix”), an Israeli company, hereby acknowledge receipt of the Notice of the Extraordinary General Meeting of Shareholders and Proxy Statement (as defined below), each dated January [    ], 2020, and hereby appoints each of Dr. Stanley Hirsch, the Chairman of the Board of Directors of the Company (the “Board”), and Mr. David Domzalski, the Chief Executive Officer of the Company, with full power of substitution to each of them, the true and lawful attorney, agent and proxy of the undersigned, to vote, as designated on the reverse side, all of the Ordinary Shares of the Company held of record in the name of the undersigned at the close of business on January 6, 2020 at an Extraordinary General Meeting of Shareholders (the “Meeting”) of the Company to be held on February 6, 2020, at 11:00 a.m. Eastern Standard Time, at the offices of the Company, located at 520 U.S. Highway 22, Suite 204, Bridgewater, NJ 08807, and at any and all adjournments or postponements thereof, on the following matters (appearing on the reverse side), which are more fully described in the Joint Notice (the “Notice”) and Proxy Statement/Prospectus relating to the Meeting (the “Proxy Statement”) that is being made available to you.

The undersigned acknowledges receipt of the Notice and Proxy Statement.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE WITH RESPECT TO PROPOSAL 1 (THE MERGER PROPOSAL), THE UNDERSIGNED WILL BE DEEMED TO HAVE ABSTAINED IN THE VOTING ON THAT PROPOSAL (UNLESS THE UNDERSIGNED COMPLETES ITEM 1A, AS DESCRIBED BELOW, IN WHICH CASE THIS PROXY WILL BE VOTED “FOR” THAT PROPOSAL). IF NO DIRECTION IS MADE WITH RESPECT TO PROPOSAL 2, THIS PROXY WILL BE VOTED “FOR” THAT PROPOSAL. THIS PROXY WILL FURTHERMORE BE VOTED IN SUCH MANNER AS THE HOLDER OF THE PROXY MAY DETERMINE WITH RESPECT TO ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ADJOURNMENTS OR POSTPONEMENTS THEREOF.

IMPORTANT NOTE: THE VOTE UNDER THIS PROXY WILL NOT BE COUNTED TOWARDS OR AGAINST THE MAJORITY REQUIRED FOR THE APPROVAL OF THE MERGER PROPOSAL (PROPOSAL 1) UNLESS THE UNDERSIGNED INDICATES THAT HE, SHE OR IT IS NOT MENLO, MERGER SUB, OR A MENLO RELATED PERSON (AS DESCRIBED ON THE REVERSE SIDE) BY CHECKING THE BOX “FOR” ITEM 1A ON THE REVERSE SIDE.

Any and all proxies heretofore given by the undersigned are hereby revoked.

(Continued and to be signed on reverse side)